UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2012

ATLANTIC TELE-NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12593	47-0728886
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

600 Cummings Center
Beverly, Massachusetts 01915

(Address of principal executive offices and zip code)

(978) 619-1300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 18, 2012, Atlantic Tele-Network, Inc. (the “Company”) entered into a Third Amended and Restated Credit Agreement (the “Credit Agreement”) among the Company, as Borrower, certain of the Company’s subsidiaries, as Guarantors, CoBank, ACB (“CoBank”), as Administrative Agent, Lead Arranger, Swingline Lender, an Issuing Lender and a Lender, and the other Lenders named therein.  The Credit Agreement provides for a $375 million credit facility, consisting of a $125 million term loan A-1 (the “Term Loan A-1”), a $150 million term loan A-2 (the “Term Loan A-2”), and a $100 million revolver loan (the “Revolver Loan,” and together with the Term Loan A-1 and the Term Loan A-2, the “Credit Facility”). The Company may use up to $10 million under the Revolver Loan for standby or trade letters of credit and may use up to $10 million under a swingline sub-facility to the Revolver Loan (the “Swingline Facility”).

Upon the closing of the Credit Facility, $125 million under the Term Loan A-1, $150 million under the Term Loan A-2, $10 million under the Revolver Loan and $0.6 million under the Swingline Facility were outstanding.

The Term Loan A-1 and the Revolver Loan each mature on June 30, 2017 and the Term Loan A-2 matures on June 30, 2019, in each case unless accelerated pursuant to an event of default, as described below.  Amounts borrowed under the Term Loan A-1and the Revolver Loan bear interest at a rate equal to, at the Company’s option, either (i) the London Interbank Offered Rate (LIBOR) plus an applicable margin ranging between 2.00% to 3.50% or (ii) a base rate plus an applicable margin ranging from 1.00% to 2.50% (or, in the case of amounts borrowed under the Swingline Facility, an applicable margin ranging from 0.50% to 2.00%).  Amounts borrowed under the Term Loan A-2 bear interest at a rate equal to, at the Company’s option, either (i) the LIBOR plus an applicable margin ranging between 2.50% to 4.00% or (ii) a base rate plus an applicable margin ranging from 1.50% to 3.00%.  The base rate is equal to the higher of (i) 1.50% plus the higher of (x) the one-week LIBOR and (y) the one-month LIBOR; and (ii) the prime rate (as defined in the Credit Agreement).  The applicable margin is determined based on the ratio of the Company’s indebtedness (as defined in the Credit Agreement) to its EBITDA (as defined in the Credit Agreement). Under the terms of the Credit Agreement, the Company must also pay a fee ranging from 0.25% to 0.50% of the average daily unused portion of the Revolver Loan over each calendar quarter, which fee is payable in arrears on the last day of each calendar quarter.

All amounts outstanding under the Revolver Loan will be due and payable upon the earlier of the maturity date or the acceleration of the loan upon an event of default.  Amounts outstanding under the Term Loan A-1 and the Term Loan A-2 will become due and payable on September 30, 2012 in quarterly payments equal to (i) 2.5% of the initial principal amount outstanding under the Term Loan A-1 and (ii) 0.25% of the initial principal amount outstanding under the Term Loan A-2.  Remaining balances on each of the Term Loan A-1 and Term Loan A-2 will be due and payable upon maturity, unless the loans are accelerated upon an event of default.

Certain of the Company’s domestic subsidiaries are guarantors of the Company’s obligations under the Credit Agreement.  Further, the Company’s obligations are secured by (i) a first priority, perfected lien on substantially all the property and assets of the Company and the guarantor subsidiaries, including its principal wholly-owned domestic operating subsidiaries and (ii) a pledge of 100% of the Company’s equity interests in certain domestic subsidiaries and up to 65% of the equity interests outstanding of certain foreign subsidiaries, in each case, including the Company’s principal operating subsidiaries.

The Credit Agreement contains customary representations, warranties and covenants, including covenants by the Company limiting additional indebtedness, liens, guaranties, mergers and consolidations, substantial asset sales, investments and loans, sale and leasebacks, transactions with affiliates and fundamental changes.  In addition, the Credit Agreement contains financial covenants by the Company (as further defined in the Credit Agreement) that (i) impose a maximum ratio of indebtedness to EBITDA, (ii) require a minimum ratio of EBITDA to principal, interest and cash tax expenses and (iii) require a minimum ratio of equity to consolidated assets.

The Credit Agreement provides for events of default customary for credit facilities of this type, including but not limited to non-payment, defaults on other debt, misrepresentation, breach of covenants, representations and warranties, insolvency and bankruptcy.  After the occurrence of a payment- or insolvency-related event of default and for so long as it continues, the interest rate then in effect on all outstanding obligations automatically increases by 2.0%. After the occurrence of a bankruptcy or receivership-related event of default and for so long as it continues, the requisite lenders (as defined in the Credit Agreement) may increase the interest rate then in effect on all outstanding obligations by 2.0%. After the occurrence of any other event of default and for so long as it continues, the administrative agent or the requisite lenders (as defined in the Credit Agreement) may increase the interest rate then in effect on all outstanding obligations by 2.0%.  Upon an event of default relating to insolvency, bankruptcy or receivership, the amounts outstanding under the Credit Agreement will become immediately due and payable and the lender commitments will be automatically terminated.  Upon the occurrence and continuation of any other event of default, the administrative agent and/or the requisite lenders (as defined in the Credit Agreement) may accelerate payment of all obligations and terminate the lenders’ commitments under the Credit Agreement.

The foregoing description is only a summary of the provisions of the Credit Agreement and is qualified in its entirety by the terms of the Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

On May 21, 2012, the Company issued a press release announcing that it had entered into the Credit Agreement.  A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01                                             Financial Statements and Exhibits.

(d)	Exhibits

10.1

Third Amended and Restated Agreement dated as of May 18, 2012 by and among the Company, as Borrower, CoBank, ACB, as Administrative Agent, Lead Arranger, Swingline Lender, an Issuing Lender and a Lender, the Guarantors named therein, and the other Lenders named therein.

99.1	Press Release of the Company, dated May 21, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC TELE-NETWORK, INC.

	By:	/s/ Justin D. Benincasa
Justin D. Benincasa
Chief Financial Officer

Dated: May 21, 2012

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1

Third Amended and Restated Credit Agreement dated as of May 18, 2012 by and among the Company, as Borrower, CoBank, ACB, as Administrative Agent, Lead Arranger, Swingline Lender, an Issuing Lender and a Lender, the Guarantors named therein, and the other Lenders named therein.

99.1	Press Release of the Company, dated May 21, 2012.